EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-35366, 333-51176, 333-108646, 333-110201 and 333-116146), on Form S-4 (No. 333-109881) and on Form S-8 (Nos. 333-28277, 333-46691, 333-77961, 333-90091, 333-31026, 333-36374, 333-48844, 333-55092, 333-98779, 333-101704, 333-111138, 333-111141 and 333-111681) of our report dated October 13, 2004 relating to the financial statements and financial statement schedule of Intellisync Corporation, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
October 13, 2004